Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No.1 to this Registration Statement (No. 333-203223) on Form S-3 of Hemisphere Media Group, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, Florida

May 4, 2015